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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            Simpson Industries, Inc.
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                (Name of Registrant as Specified in Its Charter)
                            Simpson Industries, Inc.
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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FOR IMMEDIATE RELEASE:


                      LEADING PROXY ADVISOR BACKS SIMPSON
                                INDUSTRIES BOARD


April 14, 2000 Plymouth MI - - Simpson Industries, Inc. (Nasdaq: SMPS) announced today that The Proxy Monitor, Inc., respected adviser to major public and private pension funds and institutional investors, has recommended to its clients that they vote FOR management's nominees and AGAINST the MMI shareholder proposal at Simpson's Annual Meeting on April 18th.

In making its recommendation, Proxy Monitor noted that if MMI were to prevail , "THE ONLY OFFERS THE COMPANY IS LIKELY TO RECEIVE ARE THOSE THAT REPRESENT A PREMIUM ONLY TO A FEW SHORT-TERM INVESTORS AND SPECULATORS SEEKING A QUICK PROFIT, TO THE DETRIMENT OF LONG-TERM SHAREHOLDERS WHO PURCHASED THEIR SHARES AT A HIGHER PRICE". They additionally noted that "in fact, 'shopping the company around' could impair the board's bargaining power" in any potential transaction.

Their recommended vote for the Simpson nominees is based on their opinion that the 30% representation MMI seeks is "way out of proportion to their current equity stake", and their doubts that "the addition of the three MMI representatives would help to boost shareholder returns".

Commenting on the Proxy Monitor voting directive, Roy Parrott, Chairman and Chief Executive Officer of Simpson, stated "We are gratified that Proxy Monitor had the clarity of vision to support the Simpson Board's judgement. We welcome their objectivity, and would ask that all Simpson shareholders carefully consider this independent professional advice in making their final voting decision.

Simpson Industries supplies powertrain and chassis products to original equipment manufacturers in the worldwide automotive and medium and heavy duty diesel engine markets. Simpson's products are focused in three groups: noise, vibration and harshness, wheel-end and suspension, and modular engine assemblies. Simpson's manufacturing units are located in the United States, Canada, Mexico, Brazil, England, India, France, Spain and South Korea. Information about Simpson is available on the Internet at http://www.simpsonind.com.

CONTACT: Vinod Khilnani, Vice President & Chief Financial Officer of Simpson Industries, Inc. (734) 207-6200